UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2017

ASV HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38089	82-1501649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of Principal Executive Offices) (Zip Code)

(218) 327-3434

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 27, 2017, ASV Holdings, Inc. (the “Company”) entered into an amended and restated credit agreement with PNC Bank, National Association, and another lender (the “Lenders”) to provide a $50 million, 5-year credit facility (the “Credit Agreement”).  The facility consists of a $35 million revolving credit facility (which is subject to availability based primarily on eligible accounts receivables and eligible inventory), and a term loan facility of $15 million. At the closing of the Credit Agreement, the Company had outstanding borrowings under it of approximately $28.4 million, consisting of $18.7 million in new borrowings and approximately $9.7 million which was carried over from the Company’s previously-outstanding revolving credit facility.

The Credit Agreement provides that the Company can opt to pay interest on the revolving credit facility and the term loan facility at either a domestic rate plus a spread, or a LIBOR rate plus a spread. The domestic rate spread is initially fixed at 1.00% for revolving loan advances until delivery of certain reporting documents with respect to the fiscal quarter ending March 31, 2018, at which point it ranges from 1.00% to 1.50% depending on the Average Undrawn Availability (as defined in the Credit Agreement). The LIBOR spread is initially fixed at 2.00% for revolving loan advances until delivery of the same reporting documents, at which point it ranges from 2.00% to 2.50% depending on the Average Undrawn Availability.  For term loan advances the domestic rate spread is fixed at 3.75%, and the LIBOR spread is fixed at 4.75%.

The amount of each principal payment due under the Term Loan facility will be $500,000 per quarter commencing on January 1, 2018.

The Credit Agreement has a letter of credit sub-facility of $2 million and a swing loan sub-facility, each of which is fully reserved against availability under the revolving loan facility.

The indebtedness under the Credit Agreement is collateralized by substantially all the Company’s assets.

The description of the terms and conditions of the Credit Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of December 27, 2017 among ASV Holdings, Inc., the

Loan Parties thereto, the Lenders and PNC Bank, National Association, as agent for Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASV HOLDINGS, INC.

By:	/s/ Andrew M. Rooke
Name:	Andrew M. Rooke
Title:	Chief Executive Officer

Date: December 28, 2017